                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                 UroCor, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               [LETTERHEAD]







                              April 26, 2000


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of UroCor, Inc. to be held at 2:00 p.m., C.D.T., on Tuesday, June 20, 2000, at the Westin Hotel, One North Broadway, Oklahoma City, Oklahoma.

         This year you will be asked to vote in favor of three proposals. The proposals relate to the election of two directors, the approval of an amendment to an employee stock option plan and approval of an amendment to a non-employee director stock option plan. These matters are more fully explained in the attached proxy statement, which you are encouraged to read.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THESE PROPOSALS AND URGES THAT YOU RETURN YOUR SIGNED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

         Thank you for your cooperation.

                              Sincerely,

                              /s/ Michael W. George

                              Michael W. George
                              President and Chief Executive Officer

                                  UROCOR, INC.
                              840 RESEARCH PARKWAY
                          OKLAHOMA CITY, OKLAHOMA 73104

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 20, 2000

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of UroCor, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 20, 2000, at 2:00 p.m., C.D.T., at the Westin Hotel, One North Broadway, Oklahoma City, Oklahoma for the following purposes:

         1. To elect two persons to serve as directors of the Company for three-year terms or until their respective successors are duly elected and qualified.

         2. To consider and vote on a proposal to approve an amendment to the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock for which options may be granted under the plan from 2,300,000 to 2,700,000 shares.

         3. To consider and vote on a proposal to approve an amendment to the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan, as amended, increasing the number of shares granted annually from 5,000 to 7,500 and adding an additional grant of 2,500 shares annually to the Chairman of the Board of Directors.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.


         The holders of Common Stock of the Company of record at the close of business on April 18, 2000, will be entitled to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy card.

                                         By Order of the Board of Directors

                                         /s/ Bruce C. Hayden

                                         Bruce C. Hayden
                                         Senior Vice President, Chief Financial
                                         Officer, Secretary and Treasurer

April 26, 2000

                                    IMPORTANT
         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                                  UROCOR, INC.

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 20, 2000

                               GENERAL INFORMATION

         This proxy statement and the accompanying proxy card are being furnished to holders of Common Stock of UroCor, Inc. ("UroCor" or the "Company"), 840 Research Parkway, Oklahoma City, Oklahoma 73104 (Tel. No. 405/290-4000), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of stockholders to be held Tuesday, June 20, 2000, at 2:00 p.m. at the Westin Hotel, One North Broadway, Oklahoma City, Oklahoma, or any adjournment thereof.

         Proxies in the form enclosed, properly executed by stockholders and received in time for the meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the director nominees listed herein, for the proposal to approve an amendment (the "1992 Plan Amendment") to the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended (the "1992 Plan"), and for the proposal to approve an amendment (the "Director Plan Amendment") to the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan, as amended (the "Director Plan"). The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting. This Proxy Statement and accompanying proxy card are being mailed on or about April 26, 2000 to shareholders of record on April 18, 2000 (the "Record Date").

         At the close of business on the Record Date, there were outstanding and entitled to vote 9,881,054 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") and only the holders of record on the Record Date shall be entitled to vote at the meeting.

         The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to the stockholders at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum for the transaction of business at the meeting.

                       MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1:  ELECTION OF DIRECTORS

         At the meeting two directors are to be elected, constituting all of the Class I directors. The Company's Restated Certificate of Incorporation, as amended, provides for the classification of the Board of Directors into three classes of directors (Class I, Class II and Class III), with the term of each class expiring at successive annual stockholders' meetings. All nominees are elected for three-year terms. Each director will serve until the annual meeting of stockholders at which his term expires, or until his respective successor is duly elected and qualified or his earlier resignation or removal. The terms of office of Herbert J. Conrad and Louis M. Sherwood, MD expire at the meeting, and they are each proposed as nominees for terms expiring at the 2003 Annual Meeting of Stockholders. It is the intention of the persons named in the proxies for the holders of the Common Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. Any vacancies that may occur during the year may be filled by an individual appointed by the Board of Directors to serve for the remainder of the term of such director position. In accordance with the Company's by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for director or may withhold authority to vote for all nominees for director. Each director nominee receiving a plurality of the votes cast in person or by proxy at the meeting will be elected director. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee, and will not affect the outcome of the election.

         The following table sets forth certain information with respect to the director nominees and the Company's other directors:

                                                                                                DIRECTOR
                                        AGE      POSITION WITH THE COMPANY                       SINCE
NOMINEES FOR ELECTION FOR TERMS
EXPIRING AT THE 2003 ANNUAL
MEETING OF STOCKHOLDERS (CLASS I)
Herbert J. Conrad                        67      Director and                                     1993
                                                 Chairman of the Board

Louis M. Sherwood, M.D.                  63      Director                                         1993

DIRECTORS WHOSE TERMS EXPIRE AT
THE 2001 ANNUAL MEETING OF
STOCKHOLDERS (CLASS II)

Aaron Beam, Jr.                          56      Director                                         1997

Thomas C. Ramey                          56      Director                                         1997

DIRECTORS WHOSE TERMS EXPIRE AT
THE 2002 ANNUAL MEETING OF
STOCKHOLDERS (CLASS III)

Michael W. George                        51      President, Chief Executive                       1998
                                                 Officer and Director

Michael R. Miller                        49      Director                                         2000

Michael E. Herbert                       55      Director                                         1994

BACKGROUND OF NOMINEES FOR DIRECTOR

         HERBERT J. CONRAD. Mr. Conrad has been a director since October 1993 and was appointed Chairman of the Board in April 2000. Until his retirement in August 1993, Mr. Conrad worked for 33 years at Hoffmann-LaRoche, Inc., a pharmaceutical company. He held senior management positions in marketing, business and strategic planning and public affairs. For the last 11 years of his career at Hoffmann-LaRoche, he was President of the United States Pharmaceuticals Division and Senior Vice President of Hoffmann-LaRoche and a member of its Executive Committee and Board of Directors. Mr. Conrad is also a director of several pharmaceutical and biotechnology companies, including Dura Pharmaceuticals, Biotechnology General Corporation, Sicor, Inc., and Gen-Vec.

         LOUIS M. SHERWOOD, M.D. Dr. Sherwood has been a director since October 1993. Since 1992, Dr. Sherwood has been Senior Vice President, U.S. Medical and Scientific Affairs, of Merck & Co., a pharmaceutical company which he joined in 1987. His previous academic appointments include seven years as Baumritter Professor and Chairman of the Department of Medicine at Albert Einstein College of Medicine, Professor of Biochemistry and Physician in Chief at Montefiore Medical Center, as well as eight years as Chairman of Medicine at the Michael Reese Medical Center and Professor of Medicine at the University of Chicago. He also served as Chief of Endocrinology at Beth Israel Hospital and Associate Professor of Medicine at Harvard Medical School.

BACKGROUND OF DIRECTORS

         AARON BEAM, JR. Mr. Beam has been a director since December 1997. From January 1984 until his retirement in October 1997, Mr. Beam was the Executive Vice President and Chief Financial Officer of HEALTHSOUTH Corporation, a provider of outpatient surgery and rehabilitative healthcare services, which he co-founded. From May 1980 to December 1983, Mr. Beam served as Controller of the Shared Services Division of Lifemark Corporation, a healthcare company. Mr. Beam is also a director of Ramsay Youth Services, Inc. and Wall Street Deli, Inc.

         MICHAEL W. GEORGE. Mr. George joined the Company in August 1998 as a director, President and Chief Operating Officer. In October 1999 he was appointed Chief Executive Officer. Before joining the Company, from August 1989 to August 1998, Mr. George held several senior management positions at DuPont Merck Pharmaceuticals Company, including President - International and President
- North America. From June 1997 through August 1998 he served as Senior Vice President, Cardiovasculars. Prior to joining DuPont Merck, he spent four years at Bristol-Myers Squibb and twelve years at Sandoz Pharmaceuticals in various sales and marketing management positions. Mr. George is also a director of Avanir Pharmaceuticals.

         MICHAEL E. HERBERT. Mr. Herbert has been a director since July 1994. Mr. Herbert has been the President and Chief Executive Officer of the Bridgeport Bluefish Professional Ball Club, an independent minor league baseball team in the Atlantic Professional Baseball League since January 1999. Mr. Herbert was the founding Chief Executive Officer of Physicians Health Services, Inc. ("PHS"), an individual practice association health maintenance organization ("IPA/HMO"), and served in that capacity from November 1976 through August 1996, at which time he became Co-Chief Executive Officer. PHS was acquired in January 1998 by Foundation Health Systems, Inc. and Mr. Herbert continued in his role as Co-Chief Executive Officer until July 1998. From January 1971 to November 1976, Mr. Herbert was Vice President of InterStudy, a national health policy research firm. Mr. Herbert is past Chairman of the American Association of Health Plans and is past Chairman of the American Managed Care and Review Association.

         MICHAEL R. MILLER. Mr. Miller has been a director since his appointment in April 2000. Until his retirement in June 1999, Mr. Miller worked a combined 26 years at E.I. DuPont de Nemours & Company and The DuPont Merck Pharmaceutical Company, most recently serving as Sr. Vice President & Chief Financial Officer, DuPont Pharmaceuticals. He played a key role in the formation and implementation of the DuPont Merck Pharmaceutical Company, a 50/50 joint venture between Merck and DuPont. At DuPont Merck, he held the position of Controller and Executive Director from January 1991 until he was appointed Sr. Vice President and Chief Financial Officer in February 1995. Prior to 1991, Mr. Miller held numerous finance staff and management positions including a five-year assignment in Europe handling DuPont's merger and acquisition activities and also served as financial manager for DuPont's operations in Latin America.

         THOMAS C. RAMEY. Mr. Ramey has been a director since December 1997. Mr. Ramey has been Executive Vice President of Liberty Mutual Group, a diversified financial services company, since March 1995. Additionally, he has been President of Liberty International, responsible for the international business of Liberty Mutual, since December 1997. Mr. Ramey assumed his current positions with Liberty Mutual after having served as Senior Vice President, responsible for Liberty Mutual's workers compensation and managed healthcare products and services from July 1992. From March 1986 to June 1991, Mr. Ramey was the President and Chief Executive Officer of American International Healthcare, a subsidiary of American International Group, a managed healthcare company.


COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

         The Board of Directors has established an Audit Committee, a Compensation Committee, a Stock Plan Committee and a Nominating Committee. During the fiscal year ended December 31, 2000, the Board of Directors met eleven times, the Audit Committee met twice and the Compensation Committee met three times. All actions of the Nominating Committee and Stock Plan Committee were by unanimous consent. No director attended less than 75% of the combined number of Board meetings and meetings of committees of which he is a member.

         AUDIT COMMITTEE. Mr. Conrad, Mr. Beam and Mr. Miller are the current members of the Audit Committee. The Audit Committee recommends the independent public accountants appointed by the Board of Directors to audit the financial statements of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures.

         COMPENSATION COMMITTEE. Mr. Conrad and Mr. Herbert, neither of whom is an employee of the Company, are the current members of the Compensation Committee. The Compensation Committee reviews, approves and makes recommendations to the Board of Directors on matters regarding the compensation of the Company's directors, executive officers and key employees.

         STOCK PLAN COMMITTEE. Mr. Conrad and Mr. Herbert are the current members of the Stock Plan Committee. The Stock Plan Committee acts as the administrative committee for the stock plans of the Company, including the 1992 Plan, the Director Plan and the Company's Employee Stock Purchase Plan.

         NOMINATING COMMITTEE. Mr. Conrad and Mr. Herbert are the current members of the Nominating Committee. The Nominating Committee recommends nominees for election as directors and persons to fill director vacancies and newly created directorships, selects the individuals to vote solicited proxies at stockholder meetings, reviews proxy comments received from stockholders relating to the Board of Directors, reviews stockholders' suggestions of nominees for director that are submitted in accordance with the provisions of the by-laws of the Company and reviews and makes recommendations to the Board of Directors regarding the organization and structure of the Board.

PROPOSAL 2:  APPROVAL OF THE 1992 PLAN AMENDMENT

GENERAL

         At the meeting, the stockholders of the Company will be asked to vote upon a proposal to approve the 1992 Plan Amendment. Approval of the 1992 Plan Amendment requires the affirmative vote of the holders of a majority of the votes of the shares of Common Stock that are outstanding as of the Record Date. The text of the proposed 1992 Plan Amendment is set forth in full in ANNEX A to this proxy statement. The 1992 Plan Amendment increases the aggregate number of shares of Common Stock for which options may be granted under the 1992 Plan from 2,300,000 to 2,700,000.

REASONS FOR THE 1992 PLAN AMENDMENT

         The Board of Directors believes that it is in the best interest of the Company to encourage ownership of the Company's stock by its employees and consultants. Providing an opportunity to hold an equity interest in the Company assists the Company in attracting and retaining key management and consulting personnel, which is critical to the Company's long-term success. The Company anticipates that the number of shares of Common Stock available under the 1992 Plan will be depleted by June 2001, and the Board of Directors of the Company has determined that, to continue to provide performance-based incentive to the Company's management and key employees, it is in the best interest of the Company to increase the number of shares of Common Stock available for grant of options under the 1992 Plan.

         To provide additional shares of Common Stock for which options may be granted under the 1992 Plan, the Board of Directors has approved the 1992 Plan Amendment and has directed that the same be presented to the stockholders for their approval.

CERTAIN CONSIDERATIONS

         Stockholders should note that certain disadvantages may result from approval of the 1992 Plan Amendment, including a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of Common Stock are granted and subsequently exercised.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1992 PLAN AMENDMENT. Approval of the 1992 Plan Amendment requires the affirmative vote of the holders of a majority of the votes of the shares of Common Stock that are outstanding as of the Record Date. If not otherwise provided, proxies will be voted "FOR" approval of the 1992 Plan Amendment. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention or broker non-vote will have the same effect as a vote against the proposal.

PROPOSAL 3:  APPROVAL OF THE DIRECTOR PLAN AMENDMENT

GENERAL
         At the meeting, the stockholders of the Company will be asked to vote upon a proposal to approve the Director Plan Amendment. Approval of the Director Plan Amendment requires the affirmative vote of the holders of a majority of the votes of the shares of Common Stock that are outstanding as of the Record Date. The text of the proposed Director Plan Amendment is set forth in full in ANNEX B to this proxy statement. The Director Plan Amendment increases the number of shares granted annually from 5,000 to 7,500 and adds an additional grant of 2,500 shares annually to the Chairman of the Board of Directors.

REASONS FOR THE DIRECTOR PLAN AMENDMENT

         The Board of Directors believes that it is in the best interest of the Company to attract and retain the services of experienced and knowledgeable non-employee directors of the Company and to provide an incentive for such directors to increase their proprietary interests in the Company's long-term success and progress. The Company anticipates that the additional duties and responsibilities of the Chairman of the Board of Directors will result in extra time involved in the matters coming before the Board of Directors, and the Board of Directors of the Company has determined that, to continue to provide performance-based incentive to the Company's directors, it is in the best interest of the Company to, under the Director Plan, increase the annual grant of options and create and an additional grant to the Chairman of the Board of Directors.

         To provide additional grant of options under the Director Plan to the Chairman of the Board of Directors, the Board of Directors has approved the Director Plan Amendment and has directed that the same be presented to the stockholders for their approval.

CERTAIN CONSIDERATIONS

                  Stockholders should note that certain disadvantages may result from approval of the Director Plan Amendment, including a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of Common Stock are granted and subsequently exercised.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE DIRECTOR PLAN AMENDMENT. Approval of the Director Plan Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock that are outstanding as of the Record Date. If not otherwise provided, proxies will be voted "FOR" approval of the Director Plan Amendment. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention or broker non-vote has the same effect as a vote against the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 18, 2000 with respect to (i) persons known to the Company to be beneficial holders of five percent or more of the outstanding shares of Common Stock, (ii) the executive officers named in the Summary Compensation Table appearing elsewhere in this Proxy Statement and the directors of the Company and (iii) all executive officers and directors of the Company as a group.

                                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (2)
                                                             ---------------------------------------------
BENEFICIAL OWNER(1)                                               SHARES                         %
-------------------                                          ---------------                 ---------
Heartland Advisors, Inc.(3)                                      1,161,800                      11.8
789 North Water Street
Milwaukee, WI  53202

Wellington Management Company, LLP(4)                            1,024,700                      10.4
75 State Street
Boston, MA  02109

Dimensional Fund Advisors, Inc.(5)                                 667,900                       6.8
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Wellington Trust Company, NA (6)                                   600,000                       6.1
75 State Street
Boston, MA  02109

Capital Research & Management Co. and                              600,000                       6.1
SMALLCAP World Fund, Inc.(7)
333 South Hope Street
Los Angeles, CA  90071

Kennedy Capital Management, Inc.(8)                                502,250                       5.1
10829 Olive Blvd.
St. Louis, MO  63141

Aaron Beam, Jr.                                                     17,000                         *
  Director(9)

Herbert J. Conrad                                                   34,000                         *
  Director(10)

Michael E. Herbert                                                  22,500                         *
  Director(11)

Michael R. Miller                                                        -                         *
  Director

Thomas C. Ramey                                                     15,000                         *
  Director(12)

Louis M. Sherwood, M.D.                                             28,000                         *
  Director(13)

William A. Hagstrom                                                338,688                         3.4
  Former Chairman of the Board and Chief Executive
  Officer

Michael W. George(14)                                               35,793                         *
  President and Chief Executive Officer, Director

Bruce C. Hayden(15)                                                 21,250                         *
  Senior Vice President, Chief Financial Officer,
  Secretary and Treasurer

Karl K. Nigg(16)                                                    58,627                         *
  Senior Vice President, Operations

Lou Rye Carmichael(17)                                              53,000                         *
  Vice President, Chief Compliance Officer



                                    -9-

                                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (2)
                                                             ---------------------------------------------
BENEFICIAL OWNER(1)                                               SHARES                         %
-------------------                                          ---------------                 ---------
Robert W. Veltri, Ph.D.(18)                                        168,134                         1.7
  Vice President, Research and Development

All executive officers, directors and nominees as a                791,992                         7.8
group (13 persons)(19)
------------------

*   Less than 1%.

(1) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days have been exercised or converted.

(2) Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Information with respect to the ownership of such beneficial owner was obtained from its report on Amendment No. 1 to Schedule 13G dated January 10, 2000, as received by the Company.

(4) Information with respect to the ownership of such beneficial owner was obtained from its report on Amendment No. 3 to Schedule 13G dated February 11, 2000, as received by the Company.

(5) Information with respect to the ownership of such beneficial owner was obtained from its report on Schedule 13G dated February 3, 2000, as received by the Company. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of these shares.

(6) Information with respect to the ownership of such beneficial owner was obtained from its report on Schedule 13G dated February 11, 2000, as received by the Company.

(7) Information with respect to the ownership of such beneficial owner was obtained from its report on Schedule 13G dated February 11, 2000, as received by the Company.

(8) Information with respect to the ownership of such beneficial owner was obtained from its report on Schedule 13G dated February 10, 2000, as received by the Company.

(9) The beneficial owner's shares set forth in the table include 15,000 shares of Common Stock issuable upon the exercise of certain stock options.

(10) The beneficial owner's shares set forth in the table include 25,000 shares of Common Stock issuable upon the exercise of certain stock options.

(11) The beneficial owner's shares set forth in the table include 22,500 shares of Common Stock issuable upon the exercise of certain stock options.

(12) The beneficial owner's shares set forth in the table include 15,000 shares of Common Stock issuable upon the exercise of certain stock options.

(13) The beneficial owner's shares set forth in the table include 25,000 shares of Common Stock issuable upon the exercise of certain stock options.

(14) The beneficial owner's shares set forth in the table include 33,334 shares of Common Stock issuable upon the exercise of certain stock options.

(15) The beneficial owner's shares set forth in the table include 18,750 shares of Common Stock issuable upon the exercise of certain stock options.

(16) The beneficial owner's shares set forth in the table include 50,625 shares of Common Stock issuable upon the exercise of certain stock options.

(17) The beneficial owner's shares set forth in the table include 35,000 shares of Common Stock issuable upon the exercise of certain stock options.

(18) The beneficial owner's shares set forth in the table include 94,300 shares of Common Stock issuable upon the exercise of certain stock options.

(19) See notes (7) through (17) to this table. The beneficial owners' shares set forth in this table include an aggregate of 334,509 shares of Common Stock issuable upon the exercise of certain stock options and warrants.

                       EXECUTIVE OFFICERS AND COMPENSATION

         The following section sets forth the names and backgrounds of the Company's executive officers and certain key employees.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

                                                                                DATE OF
NAME                                        OFFICES HELD                     FIRST ELECTION        AGE

William A. Hagstrom                 Former Chairman of the Board and          November 1989         42
                                     Chief Executive Officer

Michael W. George                   President, Chief Executive Officer         August 1998          51
                                     and Director

Bruce C. Hayden                     Senior Vice President, Chief Financial     April 1999           39
                                     Officer, Secretary and Treasurer

Karl K. Nigg                        Senior Vice President, Operations        February 1998          42

John L. Armstrong, Jr.              Vice President, Business                 December 1999          56
                                      Development

Robert W. Veltri, Ph. D.            Vice President, Research and              October 1990          58
                                     Development

Lou Rye Carmichael                  Vice President, Chief Compliance           February 1998        43
                                      Officer

Ronald J. Morris                    Chief Information Officer                April 2000             58

Gerard J. O'Dowd, M.D.              Medical Director                           August 1990          49


         For further information regarding Mr. George's background, see "Background of Directors".

         WILLIAM A. HAGSTROM. Mr. Hagstrom served as Chief Executive Officer of the Company from November 1989 until his resignation in October 1999. Mr. Hagstrom was also a director of the Company and served as Chairman of the Board of Directors from September 1994 through December 1999. Before joining the Company, Mr. Hagstrom was Vice President of the Scientific Products Division of Baxter-Travenol, a medical products company, where he served in various marketing, sales, product planning and general management positions from November 1985 to November 1989. Prior to joining Baxter-Travenol, he spent three years at American Hospital Supply Corp. until it was acquired by Baxter-Travenol and three years at Becton Dickinson & Co. in various management positions.

         BRUCE C. HAYDEN. Mr. Hayden joined the Company in April 1999 as Senior Vice President, Chief Financial Officer, Treasurer and Secretary. Before joining the Company, Mr. Hayden was Executive Vice President, Financial Operations of MedShares, Inc., a privately held home healthcare management company from July 1994 to February 1996 and from August 1996 to December 1998. From February to August 1996, Mr. Hayden served as Group Chief Financial Officer of Columbia Homecare Group, a home healthcare company. From September 1992 to June 1994, he held the position of Chief Internal Audit Director with First American Homecare, also a home healthcare company. Prior to moving into the private healthcare industry, Mr. Hayden served in various Audit Manager positions with the public accounting firms of BDO Seidman and Adams & Akin, PC for 9 years.

         KARL K. NIGG. Mr. Nigg joined the Company in February 1998 as Vice President, for therapeutic business development, became Vice President, Sales and General Manager, for the Company's therapeutic business in December 1998 and, since December 1999, has served as Senior Vice President , Operations. Mr. Nigg had senior management responsibilities for operations, marketing, sales and sourcing for Amersham Healthcare, a pharmaceutical, medical equipment and consumer health care products company, from June 1990 to October 1993, at which time he was promoted to the position of Vice President, Pharmacy Operations. In January 1996, Mr. Nigg was promoted to Vice President Sales/Pharmacy Operations covering 26 states, a position he held until August 1997.

         JOHN L. ARMSTRONG, JR. Mr. Armstrong joined the Company in December 1999 as Vice President, Business Development. Before joining the Company, Mr. Armstrong served as President and Chief Operating Officer of Oread, Inc., a drug development and commercialization company, from February 1998 to August 1999. From July 1991 to January 1998, he was President, Worldwide Manufacturing/Quality, Senior Vice President of Administration and President of Endo Laboratories at DuPont Merck Pharmaceutical Company. Prior to 1991, Mr. Armstrong served in senior manager positions with Marion Merrell Dow and ICI Pharma (now Astra Zeneca).

         ROBERT W. VELTRI, PH.D. Dr. Veltri joined the Company in October 1990 as Vice President, Product Planning and Technology Development, and, since October 1994, has served as Vice President of research and development. Before joining the Company, Dr. Veltri was the Executive Vice President and Chief Technical Officer at Theracel, Inc., a therapeutics development company, from 1988 to October 1990. From 1984 to 1988, he was a founder and President and Chief Executive Officer of American Biotechnology Company, the predecessor to Theracel, Inc. Prior to 1984, Dr. Veltri held various positions with Cooper Biomedical Inc., a diagnostic products company, and West Virginia University Medical School.

         LOU RYE CARMICHAEL. Ms. Carmichael joined the Company in April 1990 as Manager, Telemarketing and was promoted to Marketing Manager in April 1992. Ms. Carmichael assumed the position of Director, Human Resources from July 1995 to September 1996, Director, Sales and Client Relations from September 1996 to February 1998. She was promoted to Vice President, Sales and Client Relations in February 1998. In December 1998, she assumed her current position of Vice President, Chief Compliance Officer. Ms. Carmichael managed the Eveready Telephone Sales Center for Ralston Purina prior to joining UroCor.

         RONALD J. MORRIS. Mr. Morris joined the Company in April 2000 as Chief Information Officer. Before joining the Company, Mr. Morris served as Vice President and Chief Information Officer for Pathology Partners, Inc., a pathology practice management company since December 1996. From October 1994 to November 1996, he held the position of Vice President and Chief Information Officer at Pathcor, Inc., a pathology practice management company. Prior to 1994, Mr. Morris held various information services positions with Corning Clinical Laboratories and Damon Clinical Laboratories and formerly served as a systems engineer for IBM.

         GERARD J. O'DOWD, M.D. Dr. O'Dowd joined the Company in August 1990 as Medical Director. Before joining the Company, Dr. O'Dowd was in private practice specializing in fine needle aspiration biopsy and served as a consultant for a regional reference laboratory in the Washington, D.C. area from January 1988 to August 1990. Prior to 1988, Dr. O'Dowd served as an attending pathologist and chief of cytopathology at Washington Hospital Center and as an instructor in pathology at George Washington University Hospital in Washington, D.C. after completing a four-year pathology residency at the University of Utah Medical Center and a fifth year fellowship at the Medical College of Virginia, Richmond. He received his medical degree from Georgetown University School of Medicine.

         All officers of the Company hold office until the regular meeting of directors following the annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of The Board of Directors (the "Committee"), which is composed of non-employee directors and performs the duties described on page 6 of this Proxy Statement, has furnished the following report on executive compensation.

OVERALL OBJECTIVES AND PHILOSOPHY OF EXECUTIVE COMPENSATION PROGRAM

         The Company's basic philosophy is to align executive compensation with increases in stockholder value through growth in operating profits. Primarily, this is accomplished through the use of stock options, which provide compensation in direct proportion to increases in stockholder value. This focus on financial performance is accomplished through providing options to essentially all full-time, exempt employees, and through cash incentives, through which both executives and most employees are eligible for cash bonuses based on achievement of Company-wide financial goals. The Company also provides a stock purchase plan to all employees to further encourage ownership of the Company's stock.

EXECUTIVE COMPENSATION PROGRAMS

         The Company's compensation programs consist of three principal elements: base salary, performance bonus and stock options. Together these elements establish total compensation value. The total compensation paid to the Company's executive officers is influenced significantly by the need to attract management employees with a high level of expertise and to motivate and retain key executives for the long-term success of the Company and its stockholders.

         BASE SALARY. The Company utilizes industry surveys and benchmarking to maintain base compensation levels comparable to its competitors and other companies in similar stages of development. The Committee then establishes annual base salary levels for executives based on position, responsibility, level of experience and individual and Company performance.

         The Committee evaluated the base salary of Mr. Hagstrom, Chairman of the Board and Chief Executive Officer, in January 1999 and recommended that his annual compensation level be maintained at $248,500. In setting Mr. Hagstrom's 1999 compensation, the Committee considered strategic results for 1998, as well as Mr. Hagstrom's individual performance and contributions. Also, Mr. Hagstrom requested that the Committee not consider a salary adjustment for his position given that his duties had changed during the year with the hiring of a Chief Operating Officer in August 1998, who also assumed the responsibilities of President from Mr. Hagstrom. The Committee also reviewed multiple surveys on executive compensation levels for emerging growth companies in various industries to ensure that such salary level was competitive with comparable companies.

         In October 1999, Mr. Hagstrom approached the Compensation Committee with a request to prepare for his resignation, as he desired to pursue other business opportunities, specifically start-up ventures. The Compensation Committee recommended and the Board accepted Mr. Hagstrom's resignation as Chief Executive Officer, while retaining his service as an employee and as Chairman of the Board through the end of 1999. The Committee also recommended and the Board approved the promotion of Mr. George to the position of President and Chief Executive Officer immediately upon Mr. Hagstrom's resignation. Such promotion was based on the knowledge of the business Mr. George has obtained and his performance in the position of President and Chief Operating Officer since August 1998. Considering such performance, increased responsibilities and compensation levels for executives at comparable levels at comparable companies, the Compensation Committee recommended an annual salary of $265,000 for Mr. George.

         During 1999, the Compensation Committee also recommended compensation packages for two new executives to the Company. Bruce C. Hayden joined the Company as Senior Vice President and Chief Financial Officer in April, and John
L. Armstrong, Jr. joined the Company as Vice President Business Development in December.

         ANNUAL INCENTIVE COMPENSATION. Annual incentive compensation for executive officers is intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company. Actual awards are subject to increase or decrease based on level of attainment and are completely at the discretion of the Committee. Since the 1999 financial goals established by the Board of Directors in late 1998 were not achieved, the Committee determined that no incentive compensation should be paid for 1999. For 2000, the Company's senior management and executive officers are eligible to receive annual cash bonus awards which are linked directly to the Company's achieving its operating income targets. As the Company's focus is on profitable growth and stockholder returns, most of the weighting will be placed on actual operating income performance. The
Committee made awards to the executive officers named in the Summary Compensation Table under the incentive compensation plan in 1997 for 1996 financial performance.

         STOCK OPTION PROGRAM. Total compensation for executive officers and selected management also includes long-term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between the Company's management and stockholders because an option holder realizes gains only if the stock price increases over the fair market value at the date of grant and the option holder exercises their option. In determining the amount of such grants, the Stock Plan Committee of the Company's Board of Directors, which is comprised of the same members as the Compensation Committee, evaluates the job level of the employee, responsibilities of the employee and competitive practices in the industry. All options are granted with an exercise price equal to fair market value of the Common Stock on the date of grant. Options generally vest over a period of one to five years. The long-term value realized by management through option exercises can be directly linked to the enhancement of stockholder value.

         For the year ended December 31, 1999, the Stock Plan Committee awarded additional stock options to the executive officers named in the Summary Compensation Table for the purchase of a total of 277,500 shares of Common Stock at exercise prices ranging from $3.50 to $5.875 per share, the fair market value of the Common Stock on the date of grant. These options were granted to vest over three years. Included in these grants are 100,000 shares of Common Stock at $3.375 to Mr. George upon his promotion to President and Chief Executive Officer in October 1999.

         During 1999, the Stock Plan Committee also awarded additional stock options to purchase an aggregate of 101,500 shares of Common Stock at $4.625 per share, the fair market value of the Common Stock on the date of such grant, to mid-management, marketing, sales and other select employees of the Company. These awards were intended to provide an incentive to individuals who can drive the Company's performance through their daily efforts. These options will be fully vested in one year.

FUTURE CONSIDERATIONS AND CONCLUSION

         The Committee believes that the total compensation program for executives of the Company is competitive with the compensation programs provided by other comparable companies. The Committee also believes that any amounts paid under the annual incentive plan appropriately relate to corporate and individual performance, yielding awards that are directly related to the annual financial and operational results of the Company. Finally, the Committee believes that the Company's stock option and stock purchase plans provide opportunities to participants that are consistent with the returns that are generated on behalf of the Company's stockholders.

                                       COMPENSATION COMMITTEE OF THE
                                           BOARD OF DIRECTORS

                                       Herbert J. Conrad
                                       Michael E. Herbert

SUMMARY OF COMPENSATION

         The following table summarizes compensation information concerning the Chief Executive Officer and each of the Company's other four most highly compensated executive officers as to whom the total annual salary and bonus for the fiscal year ended December 31, 1999, exceeded $100,000.

                        SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                    ANNUAL COMPENSATION              COMPENSATION
                                        ------------------------------------------  -------------
                                                                        OTHER         SECURITIES
                                                                       ANNUAL         UNDERLYING         ALL OTHER
  NAME AND PRINCIPAL                      SALARY        BONUS       COMPENSATION        OPTIONS        COMPENSATION
       POSITION                 YEAR        ($)          ($)           ($) (1)          (#) (2)             ($)
----------------------       ---------  ----------   ----------  -----------------  --------------   ---------------
William A. Hagstrom,           1999        248,500        --            --                  --                --
 Former Chairman of the        1998        253,940        --            --                12,500              --
 Board and Chief               1997        194,979     72,905           --                25,000              --
 Executive Officer(3)

Michael W. George,             1999        236,269     33,000           --               140,000            1,350
 President and Chief           1998         83,769        --            --               160,000           73,336
 Executive Officer(4)

Bruce C. Hayden,               1999        135,192        --            --                90,000            5,960
 Senior Vice President,
 Chief Financial Officer,
 Secretary and Treasurer (5)

Karl K Nigg,                   1999        171,385        --            --                47,500              270
 Senior Vice President,        1998        132,692        --            --                67,500            9,742
 Operations(6)

Lou Rye Carmichael,            1999        157,500        --            --                   --               --
 Vice President, Chief         1998        121,780        --            --                 7,500              --
 Compliance Officer            1997         93,536     12,700           --                15,000              --

Robert W. Veltri, Ph.D.        1999        168,380        --            --                   --               --
Vice President, Research       1998        164,262        --            --                 7,500              --
and Development                1997        144,154     30,328           --                15,000              --

--------------
(1) Company contributions to the UroCor 401(k) Profit Sharing Plan; the difference between the price paid for Common Stock and the fair market value of the Common stock on the date of purchase due to participation in the Employee Stock Purchase Plan; group term life insurance premiums; earnings from the UroCor, Inc. Deferred Compensation Plan and other personal benefits paid to the Named Executive Officer are less than the minimum reporting threshold of $50,000 or 10% of the total annual salary plus bonuses for the Named Executive Officer , and such amounts paid, if any, are represented in the table by "--".
(2) Represents shares issuable pursuant to stock options granted under a stock option plan.
(3) Resigned as Chairman of the Board effective December 31, 1999 and as Chief Executive Officer October 26, 1999.
(4) Employment began August 18, 1998. All other compensation represents reimbursed relocation costs.
(5) Employment began February 16, 1998. All other compensation represents reimbursed relocation costs.
(6) Employment began April 12, 1999. All other compensation represents reimbursed relocation costs.

OPTION GRANTS AND EXERCISES

     The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 1999, to each of the executive officers named in the Summary Compensation Table.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1999

                                    INDIVIDUAL GRANTS

                                                                                                        POTENTIAL REALIZED
                                   NUMBER OF       % OF TOTAL                                            VALUE AT ASSUMED
                                  SECURITIES         OPTIONS        EXERCISE                             ANNUAL RATES OF
                                  UNDERLYING       GRANTED TO        OR BASE                               STOCK PRICE
                                    OPTIONS       EMPLOYEES IN        PRICE      EXPIRATION              APPRECIATION FOR
        NAME                      GRANTED (#)      FISCAL YEAR      ($/SHARE)       DATE                    OPTION TERM
--------------------           ---------------   --------------    -----------  -----------           ---------------------
                                                                                                        5% ($)      10% ($)
                                                                                                      ----------  ---------
William A. Hagstrom                  --               --                --                --               --          --

Michael W. George                 40,000(1)           5.7              4.50         August 27, 2009     113,201     286,874

                                 100,000(2)          14.1              3.375       October 22, 2009     212,252     537,888

Bruce C. Hayden                   75,000(3)          10.6              4.00         April 12, 2009      188,668     478,123

                                  15,000(4)           2.1              4.50         August 27, 2009      42,450     107,578

Karl K. Nigg                      20,000(5)           2.0              5.875        January 7, 2009      73,895     187,265

                                   5,000(6)            .7              4.625         April 1, 2009       14,543      36,855

                                  22,500(7)           3.2              4.50         August 27, 2009      63,676     161,366

Lou Rye Carmichael                   --               --                --                 --              --          --

Robert W. Veltri, Ph.D.              --               --                --                 --              --          --


--------------------
(1) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 25% on each of August 27, 2000, August 27, 2001, August 27, 2002 and August 27, 2003.

(2) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 25% on each of October 22, 2000, October 22, 2001, October 22, 2002 and October 22, 2003.

(3) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 25% on each of April 12, 2000, April 12, 2001, April 12, 2002 and April 12, 2003.

(4) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 25% on each of August 27, 2000, August 27, 2001, August 27, 2002 and August 27, 2003.

(5) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 25% on each of January 7, 2000, January 7, 2001, January 7, 2002 and January 7, 2003.

(6) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 100% on each of April 1, 2000.

(7) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 25% on each of August 27, 2000, August 27, 2001, August 27, 2002.

     The following table sets forth information concerning the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 1999. None of such executive officers exercised any stock options during the year ended December 31, 1999.

                      OPTION VALUES AT DECEMBER 31, 1999

                                            NUMBER OF
                                      SECURITIES UNDERLYING
                                       UNEXERCISED OPTIONS                 VALUE OF UNEXERCISED
                                      AT DECEMBER 31, 1999                IN-THE-MONEY OPTIONS AT
                                           (# SHARES)                    DECEMBER 31, 1999 ($) (1)
                               -------------------------------------  --------------------------------
           NAME                    EXERCISABLE       UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
------------------------       ------------------- -----------------  --------------- ----------------
William A. Hagstrom                     80,834                 -          146,250                 -

Michael W. George                       33,334           266,666                -            81,250

Bruce C. Hayden                              -            90,000                -            14,063

Karl K. Nigg                            23,125            91,875                -                 -

Lou Rye Carmichael                      27,500            10,000           38,163                 -

Robert W. Veltri,  Ph.D.                86,800            10,000          225,406                 -


--------------------
(1) Based on a price of $4.1875, the closing price of the Common Stock on December 31, 1999, as reported by The Nasdaq Stock Market-Registered Trademark-.

PERFORMANCE PRESENTATION

     The following performance graph compares the performance of the Common Stock on an indexed basis to Center for Research in Security Prices ("CRSP") Index for The Nasdaq Stock Market-Registered Trademark- - US Companies ("Nasdaq US Companies") and a CRSP index of The Nasdaq Stock Market-Registered Trademark-health services companies for Nasdaq companies with SIC codes beginning with 80 ("Nasdaq Health Services Companies"). Information with respect to the Common Stock, the Nasdaq US Companies and the Nasdaq Health Services Companies is from May 16, 1996, the effective date of the Company's initial public offering. The graph assumes that the value of the investment in the Common Stock and each index was $100 at May 16, 1996, and that all dividends were reinvested. The Company will provide the names of the companies included in the Nasdaq Health Services Companies upon written request to the Investor Relations Department of the Company.

                COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURN

                                  [GRAPH]

                                             5/16/96            12/31/96        12/31/97         12/31/98          12/31/99
                                             -------            --------        --------         --------          --------
UroCor, Inc.                                   100.0               86.9            56.3             58.0             38.1

Nasdaq US Companies                            100.0              104.2           127.7            179.9            325.0

Nasdaq Health Services Companies               100.0               84.8            86.4             73.2             60.5

Note: The indices are reweighed daily, using the market capitalization on the previous trading day.

COMPENSATION OF DIRECTORS

         Each director receives a monthly retainer of $1,000, a $500 fee for each meeting attended in person and reimbursement for expenses related to attendance at Board meetings. Committee members receive an additional $2,000 annually for each committee served. The Chairman of each Committee of the Board of Directors receives an additional $1,125 annually.

EMPLOYMENT AGREEMENTS

         Mr. George entered into an employment agreement with the Company in August 1998. Under the terms of such agreement, Mr. George serves as President. The term of the agreement is for one year, with automatic renewals indefinitely for further successive one-year periods unless terminated by either party. The Company may terminate the agreement upon Mr. George's death or disability or for cause (as that term is defined therein). The agreement with Mr. George provides for a current base salary of $265,000, subject to annual review, a bonus of up to 50% of his annual base salary and a severance obligation of twelve months upon termination without cause in the first year of employment and six months after the first year of employment.

         Messrs. Hayden and Nigg and Dr. Veltri each have entered into agreements with the Company regarding the respective terms of their employment. None of such agreements provide for fixed periods of employment. The agreement with Mr. Hayden provides for a current base salary of $197,025, subject to annual review, a bonus of up to 30% of his annual base salary and a severance obligation of nine months upon termination without cause. The agreement with Mr. Nigg provides for a current base salary of $209,000, subject to annual review, and a bonus of up to 25% of his annual base salary. In April 1999, the Company's Board of Directors approved an increase in Mr. Nigg's bonus up to 40% of his annual base salary. The agreement with Dr. Veltri provides for a current base salary of $159,300, subject to annual review, a bonus of up to 25% of his annual base salary and a severance obligation of three months upon termination without cause. In April 1996, the Company's Board of Directors approved an increase in Dr. Veltri's bonus to up to 30% of his annual base salary and an increase in his severance obligation to six months upon termination of employment without cause.

CHANGE IN CONTROL AGREEMENTS

         The Company has entered into Change in Control Agreements with various key employees, including each of the executive officers named in the Summary Compensation Table. These agreements are intended to assure the continued availability of these executives in the event of certain transactions culminating in a "change in control" of the Company. Under the agreements, in the event the executive officer is terminated at any time after a change in control transaction has occurred, and termination is not voluntary or the result of death, permanent disability, retirement or certain other defined circumstances, the executive officer would be entitled to receive (i) payment of base salary and earned but unused vacation time through the date of termination,
(ii) a bonus equal to the aggregate annual bonus paid to the executive officer since the effective date of the agreement, pro-rated through the date of termination, (iii) a lump sum cash payment equal to one and one-half times the sum of the annual base salary of the executive officer during the year in which the termination occurred plus the amount of the highest annual bonus received by the executive officer at any time after the effective date of the agreement and
(iv) the continuation of life, disability and health insurance coverages for 18 months.

CONSULTING AGREEMENT

         Mr. Hagstrom resigned as Chief Executive Officer effective October 26, 1999 and as Chairman of the Board effective December 31, 1999. In connection with his resignation, the Company and Mr. Hagstrom entered into an agreement pursuant to which Mr. Hagstrom will serve as a consultant to the Company until December 31, 2001, subject to termination under certain circumstances. Pursuant to the agreement, the Company agreed to pay Mr. Hagstrom consulting fees in the aggregate amount of $300,000, of which $150,000 was paid in January 2000 and the balance of which is payable in installments throughout 2000.

                       DESCRIPTION OF COMPANY STOCK PLANS

         Pursuant to applicable federal securities laws, the Company is required to furnish to its stockholders in this proxy statement certain information with respect to the 1992 Plan Amendment and the Director Plan Amendment. For information concerning these plans, see "Proposal 2: Approval of the 1992 Plan Amendment ", "Proposal 3: Approval of the Director Plan Amendment" and the summaries set forth below.

         The following summaries do not purport to be complete summaries of the Company's stock option plans and are qualified in their entirety by reference to the plans.

SUMMARY OF THE 1992 PLAN

         The Board of Directors adopted and the stockholders approved the 1992 Plan in June 1997 and an amendment thereto in June 1998. The 1992 Plan authorizes a committee of the Board of Directors to issue options intended to qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are not intended to conform to the requirements of the Code Section ("Non-ISOs"). Under the terms of the 1992 Plan, the exercise price of each ISO cannot be less than 100% of the fair market value of the Common Stock at the time of grant, and, in the case of a grant to a 10% stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each Non-ISO may not be less than the fair market value of the Common Stock on the date of grant. Options granted under the 1992 Plan may not be exercised after the tenth anniversary (or the fifth anniversary in the case of an option granted to a 10% stockholder) of their grant. Payments by option holders upon exercise of an option may be made by delivering cash. The 1992 Plan currently authorizes: (i) options to acquire up to an aggregate of 2,300,000 shares of Common Stock to be granted; (ii) grants of ISOs to eligible employees and grants of Non-ISOs to any individual with substantial responsibility for the Company's management and growth, as determined by a committee of the Board of Directors; (iii) adjustments to the number and class of shares outstanding pursuant to granted options and reserved under the 1992 Plan in the event of a capital adjustment; (iv) an opportunity for outstanding options to be exercised subsequent to a merger or disposition of all of the Company's assets and for the optionee to receive shares to which he would have been entitled prior to such merger or disposition; and (v) grant of options in substitution for options held by employees of other corporations who are about to become Company employees or whose employer is about to become a parent or subsidiary of the Company. The Company currently has approximately 332 full-time employees, including eight executive officers, each of whom may be eligible to receive grants under the 1992 Plan. Other persons with substantial responsibility for the Company's management and growth may be eligible to receive grants under the 1992 Plan at the discretion of a committee of the Board of Directors. The proposed 1992 Plan Amendment, the text of which is set forth in full in ANNEX A to this proxy statement, would increase the aggregate number of shares for which options may be granted under the plan from 2,300,000 to 2,700,000.

NEW PLAN BENEFITS

         The following table sets forth information concerning the determinable benefits and amounts that have been received by or allocated to the individuals and groups identified below under the 1992 Plan.

                                                                                      DOLLAR          NUMBER OF
                      NAMES AND POSITION                            PLAN NAME         VALUE $         SHARES (1)
                      ------------------                            ---------         -------         ----------
William A. Hagstrom,
Former Chairman of the Board and Chief Executive Officer....           (2)              (3)             204,146

Michael W. George,
President and Chief Executive Officer.......................           (2)              (3)             300,000

Bruce C. Hayden,
Senior Vice President, Secretary, Treasurer and Chief                  (2)              (3)             90,000
Operating Officer...........................................

Karl K. Nigg,
Senior Vice President, Operations...........................           (2)              (3)             115,000

Lou Rye Carmichael,
Vice President, Chief Compliance Officer....................           (2)              (3)              52,500

Robert W. Veltri, Ph.D.
Vice President, Research and Development....................           (2)              (3)             96,800

Executive Officers as a Group (9 persons, including
the executive officers named above).........................           (2)              (3)            1,012,976

Non-Executive Director Group................................           (2)              (3)             37,500

Non-Executive Officer Employee Group........................           (2)              (3)             565,917


(1) Includes options granted to Mr. Hagstrom to purchase 106,646, 60,000, 25,000 and 12,500 shares of Common Stock on January 26, 1994, December 15, 1995, March 20, 1997 and April 16, 1998, respectively; options granted to Mr. George to purchase 150,000, 10,000, 40,000 and 100,000 shares of Common Stock on August 18, 1998, September 15, 1998, August 27, 1999 and October 22, 1999 respectively; options granted to Mr. Hayden to purchase 75,000 and 15,000 shares of Common Stock on April 12, 1999 and August 27, 1999, respectively; options granted to Mr. Nigg to purchase 60,000, 7,500, 20,000, 5,000 and 22,500 shares of Common Stock on February 17, 1998, April 16, 1998, January 7, 1999, April 1, 1999 and August 27, 1999, respectively; options granted to Ms. Carmichael to purchase 6,000, 4,000 20,000, 15,000 and 7,500 shares of common stock on March 5, 1993, February 21, 1994, December 15, 1995, March 20, 1997 and April 16, 1998, respectively; options granted to Dr. Veltri to purchase 44,300, 30,000, 15,000 and 7,500 shares of Common Stock on January 26, 1994, December 15, 1995, March 20, 1997 and April 16, 1998, respectively; options granted to other members of the Executive Officer Group to purchase 29,530, 10,000, 90,000 and 25,000 shares of Common Stock on January 26, 1994, December 15, 1995, December 22, 1999 and April 10, 2000, respectively; options granted to members of the Non-Executive Director Group to purchase 12,500, 12,500, and 12,500 shares of Common Stock on October 1, 1993 and October 29, 1993, and July 12, 1994, respectively; and options granted to members of the Non-Executive Officer Employee Group to purchase an aggregate of 565,917 shares of Common Stock on various dates between June 1, 1992 and April 15, 2000.
(2)  1992 Plan Amendment and 1992 Plan, as amended by the 1992 Plan Amendment.
(3) The actual dollar value, if any, a person may realize will depend on the excess of the per share price of the Common Stock over the per share exercise price on the date the option is exercised. All options granted under the 1992 Plan on February 26, 1993, October 1, 1993, October 29, 1993, January 26, 1994, February 21, 1994, July 12, 1994, September 30,
     1994, December 15, 1995, May 1, 1996, March 20, 1997, May 5, 1997, February
     17, 1998, April 16, 1998, August 18, 1998, September 15, 1998, January 7,
     1999, April 1, 1999, April 12, 1999, August 27, 1999, October 22, 1999,
     December 22, 1999 and April 10, 2000 have exercise prices of $.35, $.75, $.75, $.75, $.75, $1.00, $1.00, $1.75, $9.00, $10.00, $9.25, $6.125,
     $7.0625, $4.75, $4.875, $5.875, $4.625, $4.00, $4.50, $3.375, $3.50 and
     $4.875 per share, respectively. Options granted to members of the Non-Executive Officer Employee Group under the 1992 Plan have exercise prices ranging from $.35 to $12.625 The closing price of the Common Stock on the Record Date was $4.00.

FEDERAL TAX CONSEQUENCES

         Options granted under the 1992 Plan may be either ISOs which satisfy the requirements of Section 422 of the Code or Non-ISOs which are not intended to meet these requirements. The federal income tax treatment for the two types of options differs as follows.

         ISOS. In general, no tax consequences should result from the grant to or exercise by an employee of an ISO under the 1992 Plan. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition.

         For federal tax purposes, dispositions are either qualifying or disqualifying. An optionee makes a qualifying disposition of the purchased shares if he sells or otherwise disposes of the shares after holding them for more than two years after the date the option was granted and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition, a disqualifying disposition will result.

         Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over
(ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares generally will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain. If, however, the disqualifying disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized, the amount of ordinary income realized by the optionee cannot exceed the amount realized on the sale or exchange over the exercise price paid for the shares.

         If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction for the taxable years in which the disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

         NON-ISOS. No taxable income is recognized by an optionee upon the grant of a Non-ISO. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares. The Company is entitled to a deduction in the same amount as the income recognized by the optionee.

SUMMARY OF THE DIRECTOR PLAN

         The Board of Directors adopted the Director Plan in May 1997 and the stockholders of the Company approved the plan in June 1997. The Director Plan provides for the automatic grant of stock options to non-employee directors. The Company currently has five non-employee directors, each of whom is eligible to receive grants under the Director Plan. The purposes of the Director Plan are to attract and retain the services of experienced and knowledgeable non-employee directors of the Company and to provide an incentive for such directors to increase their proprietary interests in the Company's long-term success and progress. A committee designated by the Board of Directors (currently the Stock Plan Committee) is the administrator of the Director Plan.

         Under the Director Plan, an aggregate of 200,000 shares of Common Stock are authorized and reserved for issuance to non-employee directors. The aggregate number of shares of Common Stock for which options may be granted under the Director Plan may be adjusted based on certain anti-dilution provisions contained in the Director Stock Option Plan. On May 5, 1997, each existing non-employee director was granted an option to purchase shares of Common Stock based upon their period of service as directors at $9.25 per share, the fair market value of such stock on that date. On such date, existing non-employees directors serving (i) since January 1, 1989 were granted an option to purchase 10,000 shares of Common Stock, (ii) only since January 1, 1994 were granted an option to purchase 7,500 shares of Common Stock and (iii) only since January 1, 1995 were granted an option to purchase 5,000 shares of Common Stock. On the date of election of any new non-employee director, such new non-employee director will be granted an option to purchase 10,000 shares of Common Stock at the fair market value of such stock on the date of the grant. Additionally, on July 1 of each year, beginning July 1, 1998, each non-employee director who is a non-employee director on such date will be granted an option to purchase 5,000 shares of Common Stock at the fair market value of such stock on the date that the option is granted. Each stock option granted to a non-employee director will have a ten year term and will be fully vested and exercisable on the first anniversary of the date of the grant, assuming continued service on the Board of Directors.

         Proposal 3 would approve an amendment to the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan increasing the number of shares granted annually from 5,000 to 7,500 and adding an additional grant of 2,500 shares annually to the Chairman of the Board of Directors.


NEW PLAN BENEFITS

         The following table sets forth information concerning the determinable benefits and amounts that have been received by or allocated to the individuals and groups identified below under the Director Plan.

                                                                                       DOLLAR          NUMBER OF
                      NAMES AND POSITION                            PLAN NAME         VALUE $         SHARES (1)
                      ------------------                            ---------         -------         ----------
Michael R. Miller...........................................           (2)              (3)             10,000

Herbert J. Conrad...........................................           (2)              (3)             17,500

Louis M. Sherwood, MD.......................................           (2)              (3)             17,500

Michael E. Herbert..........................................           (2)              (3)             15,000

Aaron Beam..................................................           (2)              (3)             20,000

Thomas C. Ramey.............................................           (2)              (3)             20,000

(1) Includes options granted to Mr. Miller to purchase 10,000 shares of Common Stock on April 18, 2000; options granted to Mr. Conrad to purchase 7,500, 5,000 and 5,000 shares of Common Stock on May 5, 1997, July 1, 1998 and July 1, 1999, respectively; options granted to Dr. Sherwood to purchase 7,500, 5,000 and 5,000 shares of Common Stock on May 5, 1997, July 1, 1998 and July 1, 1999, respectively; options granted to Mr. Herbert to purchase 5,000, 5,000 and 5,000 shares of Common Stock on May 5, 1997, July 1, 1998 and July 1, 1999, respectively; options granted to Mr. Beam to purchase 10,000, 5,000 and 5,000 shares of Common Stock on December 16, 1997, July 1, 1998 and July 1, 1999, respectively; and options granted to Mr. Ramey to purchase 10,000, 5,000 and 5,000 shares of Common Stock on December 16, 1997, July 1,1998 and July 1, 1999, respectively.
(2)  Director Plan, as amended by the Director Plan Amendment.
(3) The actual dollar value, if any, a person may realize will depend on the excess of the per share price of the Common Stock over the per share exercise price on the date the option is exercised. All options granted under the Director Plan on May 5, 1997, December 16, 1997, July 1, 1998, July 1, 1999 and April 18, 2000 have exercise prices of $9.25, $6.50, $7.00, $5.00 and $4.00 per share, respectively. The closing price of the Common Stock on the Record Date was $4.00.

FEDERAL TAX CONSEQUENCES

         Options granted under the Director Plan are classifed as Non-ISO's.

         No taxable income is recognized by an optionee upon the grant of a Non-ISO. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares. The Company is entitled to a deduction in the same amount as the income recognized by the optionee.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         Arthur Andersen LLP served as the Company's principal independent public accountants for the year ended December 31, 1999 and has been recommended by the Audit Committee to so serve for the current year. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of stockholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements on Form 3, Form 4 and Form 5 of ownership and change in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports which they file.

         Based solely on a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons, the Company believes that, except as set forth below, no person who, at any time during 1999, was subject to the reporting requirements of Section 16(a) with respect to the Company failed to meet such requirements on a timely basis. Mr. Armstrong was required to file Form 3 on or before January 1, 2000 in order to report his initial reporting relations to the Company. Mr. Armstrong filed Form 3 on January 6, 2000.


                        PROPOSALS FOR NEXT ANNUAL MEETING

         Any proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2001 must be received by the Company at its principal executive offices, 840 Research Parkway, Oklahoma City, Oklahoma 73104, no later than January 1, 2001, in order to be included in the proxy statement and form of proxy relating to that meeting.

         According to the bylaws of the Company, at the Annual Meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For business to be properly brought before the 2001 Annual Meeting of Stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 180 days prior to the meeting date.

                                  OTHER MATTERS

         The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

         The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

                                                                         ANNEX A

                                    AMENDMENT
                                       TO
                                  UROCOR, INC.
         SECOND AMENDED AND RESTATED 1992 STOCK OPTION PLAN, AS AMENDED

                ADOPTED BY THE BOARD OF DIRECTORS APRIL 18, 2000
                                       AND
                        BY THE STOCKHOLDERS JUNE 20, 2000

1. Paragraph 3 of the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, is hereby deleted in its entirety and replaced by the following:

         3. DEDICATED SHARES. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $.01 par value (the "Stock"). The total number of shares of Stock with respect to which Incentive Stock Options may be granted shall be 2,700,000 shares. The maximum number of shares subject to Options which may be issued to any Optionee under this Plan during any period of three consecutive years is 500,000 shares. The class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 17 hereof.

         In the event that an outstanding Option expires or is surrendered for any reason or terminates by reason of the death or other severance of employment of the Optionee, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

2. Except as expressly amended by this Amendment, the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, shall continue in full force and effect in accordance with its terms.

                                                                         ANNEX B
                                    AMENDMENT
                                       TO
                                  UROCOR, INC.
            1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED

                ADOPTED BY THE BOARD OF DIRECTORS APRIL 18, 2000
                                       AND
                        BY THE STOCKHOLDERS JUNE 20, 2000


1. Section 4 of the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan (the "Plan") hereby is deleted in its entirety and replaced by the following:

         4.       GRANT OF OPTIONS.

         (a) CURRENT DIRECTORS. Subject to the provision of Section 16, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, on July 1 of each year beginning July 1, 2000, there shall be granted to each person who is a Non-Employee Director on such July 1 an Option to purchase 7,500 shares of Common Stock at a per share Option Price equal to the fair market value of a share of the Company's Common Stock on such date (such number of shares being subject to the adjustments provided in Section 12 of this Plan).

         (b) NEW DIRECTORS. Subject to the provisions of Section 16, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who shall become a Non-Employee Director after the effective date of this Plan shall be granted, on the date of his election, whether by the Stockholders or the Board of Directors in accordance with applicable law, an Option to purchase 10,000 shares of Common Stock at a per share Option Price equal to the fair market value of a share of Common Stock on such date (such number of shares being subject to the adjustments provided in Section 12 of this Plan).

         (c) CHAIRMAN OF THE BOARD OF DIRECTORS. Subject to the provision of Section 16, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, on July 1 of each year beginning July 1, 2000, there shall be granted to the person, if any, who is both a Non-Employee Director and the Chairman of the Board of Directors on such July 1, an Option to purchase 2,500 shares of Common Stock at a per share Option Price equal to the fair market value of a share of Common Stock on such date (such number of shares being subject to the adjustments provided in
         Section 12 of this Plan).

         (d) FAIR MARKET VALUE. For purposes of this Section 4, the "fair market value" of a share of Common Stock as of any particular date shall mean (i) if the Common Stock is listed or admitted to trading on any securities exchange or on The National Association of Securities Dealers (the "NASD") Automated Quotation System
         ("Nasdaq") Stock Market's National Market, the closing price on such day on the principal securities exchange or on The Nasdaq Stock Market's National Market on which the Common Stock is traded or quoted, or if such day is not a trading day for such securities exchange or The Nasdaq Stock Market's National Market, the closing price on the first preceding day that was a trading day, (ii) if the Common Stock is not then listed or admitted to trading on any securities exchange or on The Nasdaq Stock Market's National Market, the closing bid price on such day as reported by the NASD, or if no such price is reported by the NASD for such day, the closing bid price as reported by the NASD on the first preceding day for which such price is available, and (iii) if the Common Stock is not then listed or admitted to trading on any securities exchange or on The Nasdaq Stock Market's National Market and no such closing bid price is reported by the NASD, as determined by another reputable quotation source selected by the Committee in good faith.

2. The second paragraph of Section 12 of the Plan hereby is deleted in its entirety and replaced by the following:

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under this Plan and the number of shares to be subject to the grants to be made pursuant to Section 4 shall be adjusted by substituting for the total number and class of shares of stock then reserved or subject to grant the number and class or classes of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment, disregarding any fractional shares.

3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with its terms.

                                      PROXY
                                  UROCOR, INC.
           THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY THE
            BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 20, 2000

         The undersigned stockholder of UroCor, Inc. (the "Company") hereby appoints Michael W. George and Bruce C. Hayden as Proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote all shares of Common Stock of the Company of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Westin Hotel, One North Broadway, Oklahoma City, Oklahoma at 2:00 p.m., C.D.T., Tuesday, June 20, 2000, or at any adjournment(s) thereof, on the following matters more particularly described in the Proxy Statement dated April 26, 2000.

1.   ELECTION OF DIRECTORS:  [  ] FOR all the nominees  [  ] WITHHOLD AUTHORITY
                                  listed (except as          to vote for
                                  indicated to the           election of
                                  contrary below)            directors

     NOMINEES: Herbert J. Conrad and Louis M. Sherwood, MD. (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

________________________________________________________________________________

2. Proposal to approve an amendment to the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, to increase the number of shares for which options may be granted under such plan from 2,300,000 to 2,700,000.
            [  ] FOR                [  ] AGAINST              [  ] ABSTAIN

3. Proposal to approve an amendment to the UroCor, Inc. 1997 Non-Employee Director Stock Option Plan, as amended, to increase the number of shares to be granted annually under such plan from 5,000 to 7,500 and adding an additional grant of 2,500 shares annually to the Chairman of the Board of Directors.


            [  ] FOR                [  ] AGAINST              [  ] ABSTAIN

4. In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

     This proxy, when properly executed, will be voted as directed. If not otherwise specified, this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, FOR the amendment to the Second Amended and Restated 1992 Stock Option Plan, as amended, set forth in Item 2 and FOR the amendment to the 1997 Non-Employee Director Stock Option Plan, as amended, set forth in Item 3.

                                            Dated: ______________________, 2000

                                            ___________________________________

                                            ___________________________________
                                               (Signature of Stockholder(s))

                                                 Please sign exactly as name
                                            appears hereon. Joint owners should
                                            each sign. When signing as attorney,
                                            executor, administrator, trustee or
                                            guardian, please give full title as
                                            it appears hereon.

                                                 PLEASE MARK, SIGN, DATE AND
                                                RETURN IMMEDIATELY USING THE
                                                      ENCLOSED ENVELOPE.